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                                                                    EXHIBIT 10.6


                           CHEROKEE INTERNATIONAL, LLC

                             1999 UNIT PURCHASE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

                  The name of this plan is the Cherokee International, LLC 1999 Unit Purchase Plan (the "Plan"). The Plan was adopted by the Board (as defined below) on June 30, 1999 subject to the approval of the members of the Company (as defined below) holding a majority of the outstanding Class A Units (as defined pursuant to subsection (2) below). The purpose of the Plan is to enable selected officers, Board members, employees, consultants and advisors of the Company to purchase Membership Units (defined below).

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "AWARD" means a right to purchase Membership Units granted hereunder.

                  (2) "BOARD" means the Management Committee of the Company or, following a Conversion Transaction, the Board of Directors of the Company (or, if there is no Management Committee or Board of Directors, the members of the Company holding a majority of the Class A Units (as defined in the Operating Agreement)).

                  (3) "COMPANY" means Cherokee International, LLC, a California limited liability company (or any successor entity).

                  (4) "DISABILITY" means the inability of a Participant to perform the essential functions of his or her position with the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity, as determined by the Board in its sole discretion, (i) for a continuous period of more than ninety (90) days, or (ii) for one hundred twenty
(120) days in any consecutive twelve (12)


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month period. The date of such Disability shall be the ninety-first consecutive day or the one hundred twenty-first day in any consecutive twelve (12) month period, as the case may be.

                  (5) "ELIGIBLE RECIPIENT" means an officer, Board member, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

                  (6) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  (7) "FAIR MARKET VALUE" means, as of any given date, with respect to Awards granted hereunder, (A) if the Company is a Public Company, the closing sale price of a share of common stock of the Company on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a Membership Unit or share of common stock of the Company, as the case may be, as determined in accordance with a method prescribed in the agreement evidencing any Award granted hereunder, or (C) unless otherwise determined by the Board, in its sole discretion, the fair market value of a Membership Unit or share of common stock of the Company, as the case may be, as stated in the Company's financial statements for the most recently completed fiscal year, as audited or reviewed by the Company's independent accountants.

                  (8) "MEMBERSHIP UNIT" means a non-voting Class B Unit (as defined in the Operating Agreement).

                  (9) "OPERATING AGREEMENT" means the Second Amended and Restated Operating Agreement of the Company, dated as of April 30, 1999, as amended.

                  (10) "PARENT" means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities in the chain (other than the Company) owns equity securities possessing 50% or more of the combined voting power of all classes of equity securities in one of the other entities in the chain.

                  (11) "PARTICIPANT" means any Eligible Recipient selected by the Board, pursuant to the Board's authority in Section 2 below, to receive an Award.



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                  (12) "PUBLIC COMPANY" means a company that has equity
securities that are listed on a national or regional securities exchange, or traded over the counter on the Nasdaq National Market.

                  (13) "SUBSIDIARY" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities (other than the last entity) in the unbroken chain owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other entities in the chain.

SECTION 2. ADMINISTRATION.

                  Pursuant to the terms of the Plan, the Board shall have the power and authority to grant Awards to Eligible Recipients pursuant to the terms of the Plan. The provisions of each Award granted hereunder need not be the same with respect to each Participant. In particular, the Board shall have the authority:

                           (a) to select those Eligible Recipients who shall be
Partici pants;

                           (b) to determine whether and to what extent Awards
are to be granted hereunder to Participants;

                           (c) to determine the number of Membership Units to be
covered by each Award granted hereunder;

                           (d) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Award granted hereunder; and

                           (e) to determine the terms and conditions, not
inconsistent

with the terms of the Plan, which shall govern all written instruments evidencing any Award granted hereunder.

                  The Board shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan.


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                  All decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

SECTION 3. MEMBERSHIP UNITS SUBJECT TO PLAN.

                  The total number of Membership Units reserved and available for issuance under the Plan shall be 1,500,000 (after giving effect to the 75-for-1 Class B unit split) units.

SECTION 4. ELIGIBILITY.

                  Eligible Recipients shall be eligible to be granted Awards. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among the Eligible Recipients, and the Board shall determine, in its sole discretion, the number of Membership Units covered by each Award.

SECTION 5. AWARDS.

                  Any Award granted under the Plan shall be in such form as the Board may from time to time approve. Participants who are granted Awards shall enter into a subscription agreement with the Company, in such form as the Board shall determine, which agreement shall set forth, among other things, the price of a Membership Unit.

                  Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable or as shall be set forth in the applicable subscription agreement:

                  (1) PRICE. The unit price per Membership Unit purchasable under Awards shall be determined by the Board in its sole discretion at the time of grant but shall not be less than 85% of the Fair Market Value of a Membership Unit on such date. To the extent required at the time of grant by California "Blue Sky" law with respect to any Membership Unit, if a Participant owns more than 10% of the combined voting power of all classes of equity securities of the Company or of any Parent or Subsidiary and an Award is granted to such Participant, the unit price of such Membership Unit shall be no less than 100% of the Fair Market Value of a Membership Unit on the date such Award is granted.


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                  (2) TERM. The term of each Award shall be fixed by the Board.

                  (3) METHOD OF EXERCISE. Subject to paragraph (2) of this
Section 5, Awards may be exercised in whole or in part at any time during the term, by giving written notice of exercise to the Company specifying the number of Membership Units to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Board, and any other documentation required by any subscription agreement.

                  (4) NON-TRANSFERABILITY OF AWARDS. Except by will or under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Award, and all such Awards shall be exercisable, during the Participant's lifetime, only by the Participant.

SECTION 6. ADJUSTMENTS.

                  In the event of any merger, reorganization, consolidation or other change in corporate structure affecting Membership Units, an equitable substitution or proportionate adjustment, if any, as determined by the Board in its sole discretion, may be made in (i) the aggregate number of Membership Units reserved for issuance under the Plan and (ii) the kind, number and purchase price of Member ship Units allocated for purchase by a Participant under an Award.

                  In the event of any unit split, reverse unit split, distribution of units, recapitalization, combination or reclassification of units, an equitable substitution or proportionate adjustment, as determined by the Board, shall be made in (i) the aggregate number of Membership Units reserved for issuance under the Plan, and (ii) the kind, number and exercise price of Membership Units allocated for purchase by a Participant under an Award.

SECTION 7. AMENDMENT AND TERMINATION.

                  Subject to Section 6, the Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or that, without the approval of the members of the Company holding a majority of the outstanding Class A Units, would, except as provided in Section 6 of the Plan, increase the total number of Membership Units reserved for issuance under the Plan.


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                  Notwithstanding the foregoing, such member approval under
this Section 7 shall only be required at such time and under such circumstances as member approval would be required under any applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

                  The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 6 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 8. UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 9. GENERAL PROVISIONS.

                  (1) Membership Units shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Membership Units pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and, if the Company is a Public Company, the requirements of any stock exchange upon which the equity securities of the Company may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (2) The Board may require each person acquiring Membership Units hereunder to represent to and agree with the Company in writing that such person is acquiring the Membership Units without a view to distribution thereof. The certificates for such Membership Units may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

                  All certificates for Membership Units delivered under the Plan shall be subject to such transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law and, if the Company is a Public Company, any stock exchange upon which the equity


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securities of the Company are then listed, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (3) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to member approval in accordance with Section 7 hereof, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

                  (4) Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  (5) No Board member, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all Board members and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  (6) Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the Company shall, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, provide to each Participant and to each individual who acquires Membership Units pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards granted under the Plan outstanding, and, in


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the case of an individual who acquires Membership Units pursuant to the Plan, during the period such individual owns such Membership Units, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

                  (7) Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the provisions of Sections
260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

SECTION 10. MEMBER APPROVAL; EFFECTIVE DATE OF PLAN.

                  (1) Awards granted hereunder shall be contingent upon approval of the Plan by the members of the Company holding a majority of the outstanding Class A Units being obtained within 12 months before or after the date the Board adopts the Plan.

                  (2) The Plan shall become effective (the "Effective Date") on June 30, 1999.

SECTION 11. TERM OF PLAN.

                  No Award may be granted on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.


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